UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     This Current Report on Form 8-K is being furnished to disclose the press release issued by Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), on January 20, 2009. The press release, which is furnished as Exhibit 99.1 hereto pursuant to Item 2.02 of Form 8-K, announced the Company’s results of operations for the three months and fiscal year ended December 31, 2008.
     The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP financial measures as defined by Regulation G of the rules and regulations of the Securities and Exchange Commission. To supplement the Company’s consolidated financial statements prepared on a GAAP basis, the Company is disclosing non-GAAP EPS, non-GAAP net income and certain non-GAAP performance ratios for the three months and fiscal year ended December 31, 2008, in each case excluding merger related expenses associated with its merger with Mid-America Bancshares, Inc., a Tennessee corporation (“Mid-America”), on November 30, 2007. The non-GAAP performance measures and ratios also are presented excluding the impact of goodwill and core deposit intangibles associated with the Company’s acquisition of Mid-America and Cavalry Bancorp, Inc., which the Company acquired on March 15, 2006.
     The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in the press release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.
     The Company believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. The Company also included non-GAAP EPS and non-GAAP performance ratios because it believes that these measures more accurately reflect the Company’s operating performance for the 2008 fourth quarter and 2008 fiscal year when compared to the same periods in 2007 and because it believes that the information provides investors with additional information to evaluate the Company’s past financial results and ongoing operational performance.
     The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance versus the comparable periods in 2007 and will utilize non-GAAP earnings per share diluted for the 2008 fiscal year excluding the merger related expenses in calculating whether or not the Company met the performance targets of its 2008 Annual Cash Incentive Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)     Amendment No. 1 to Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan.
     On January 20, 2009, the Board of Directors approved an amendment (the “Amendment”) to the Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan (the “Plan”), which the Company assumed in connection with its merger with Mid-America, and pursuant to which the Company may make awards to those associates of the Company that were associates of Mid-America or its affiliates prior to the consummation of the Company’s merger with Mid-America. The Amendment amends the Plan as follows: (i) the definitions of “cause” and “change in control” in the Plan have been amended to match the definition of “cause” and “change in control” in the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan”); (ii) Section 4.5 of the Plan has been amended to make the provisions of the Plan regarding adjustments to awards granted under the Plan following a recapitalization, stock split, stock dividend or other similar event consistent with a similar provision in the 2004 Plan; and (iii) Article 7, dealing with automatic grants of awards to outside directors, has been deleted in its entirety.
     A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a)     On January 20, 2009, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to change the age beyond which no person shall be eligible to stand for election, or be elected, as a director from seventy-two (72) years of age to seventy-five (75) years of age at the time of such election.
     A copy of the Bylaws of the Company, as amended, is filed with this Form 8-K as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits
     (d)     Exhibits

3.2	Bylaws of Pinnacle Financial Partners, Inc. (Restated for SEC filing purposes only)
10.1	Amendment No. 1 to Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan
99.1	Press release issued by Pinnacle Financial Partners, Inc. dated January 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

	By:	/s/ Harold R. Carpenter

	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer

Date: January 21, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of Pinnacle Financial Partners, Inc. (Restated for SEC filing purposes only)
10.1	Amendment No. 1 to Mid-America Bancshares, Inc. 2006 Omnibus Equity Incentive Plan
99.1	Press release issued by Pinnacle Financial Partners, Inc. dated January 20, 2009